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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF TVIA, INC.

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
                                                           Jurisdiction of
   Name                                                      Organization
   ----                                               --------------------------
   Tvia, Inc......................................... People's Republic of China